Exhibit 11


     Electronic Retailing Systems International, Inc.
       Computation of Net Loss Per Common Share


                                                               Three Months
                                                                   Ended
                                                              March 31, 1997
                                                              --------------


Net loss                                                       ($ 4,270,000)
                                                                ===========
Weighted average common shares outstanding                       21,055,493
                                                                ===========
Earnings (loss) per common share                                     ($0.20)
                                                                ===========
Calculation of weighted average shares outstanding
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Shares issued and outstanding at Dec. 31, 1996                   21,047,106

Issuance of shares pursuant to stock option plan                      8,387
                                                                -----------

Weighted average common shares outstanding                       21,055,493
                                                                ===========